UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 6, 2001


                              CARNIVAL CORPORATION
             (Exact name of registrant as specified in its charter)


Republic of Panama                      1-9610                  59-1562976
(State or other jurisdiction         (Commission             ( I.R.S. Employer
 of incorporation)                   File Number)            Identification No.)


3655 N.W. 87th Avenue, Miami, Florida                33178-2428
(Address of principal executive offices)             (zip code)


Registrant's telephone number, including area code:  (305) 599-2600

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ITEM 9.  REGULATION FD DISCLOSURE


During a conference call with investors on November 6, 2001, Carnival's management provided an update on business trends which included the following information: As a result of the recent terrorist attacks and related events and their significant effect on leisure travel, our operating results are being negatively impacted. During the period immediately following September 10, 2001, our new booking levels were significantly below expected levels, with higher than expected cancellations. Over the past six weeks, booking levels have strengthened stimulated by aggressive price promotions. As a result of lower prices and occupancy resulting from the events of September 11, 2001, we expect net revenue yields to be down approximately 10% for the fourth quarter of fiscal 2001. At the present time, we are comfortable with consensus estimates for our fourth quarter net earnings per share of $0.16.

At the present time, our occupancy levels for the first quarter of fiscal 2002 based on bookings taken to date are approximately 70%, which is approximately 15 percentage points behind the levels existing at the same time last year. The average net per diem on bookings for the first quarter of fiscal 2002 is down by mid single digits, percentage-wise, from the prior year. Based upon this and the current trend in our booking patterns, we expect our net revenue yields to be down roughly 15% for the first quarter of fiscal 2002. Bookings for the second and third quarters of fiscal 2002 are also behind last year's levels at this time with occupancy down by approximately 10 and 7 percentage points, respectively, and the average price of these bookings is also lower than the prior year. We have provided the above information because of the extraordinary circumstances following the September 11, 2001 terrorist attacks, and we do not expect to be providing such information on regular basis in the future.


                                      * * *

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of our net revenue yields, booking levels, price, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following:

- general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for our cruise products;

-        consumer demand for cruises;

- effects on consumer demand of armed conflicts, political instability, terrorism, the availability of air service and adverse media publicity;

-        increases in cruise industry capacity;

-        cruise and other vacation industry competition;

-        continued availability of attractive port destinations;

-        changes in tax laws and regulations;

- our ability to implement our shipbuilding program and to continue to expand our business outside the North American market;

-        our ability to attract and retain shipboard crew;

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                                                                               3

- changes in foreign currency rates, security expenses, food, fuel, insurance and commodity prices and interest rates;

-        delivery of new ships on schedule and at the contracted prices;

-        weather patterns;

-        unscheduled ship repairs and drydocking;

-        incidents involving cruise ships;

-        impact of pending or threatened litigation; and

-        changes in laws and regulations applicable to us.

We caution the reader that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. We cannot predict such risks nor can we assess the impact, if any, of such risks on our business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 6, 2001


                                   CARNIVAL CORPORATION


                                   By:  /s/  Gerald R. Cahill
                                        ---------------------------------------
                                        Name:  Gerald R. Cahill
                                        Title: Senior Vice President-Finance and
                                               Chief Financial and Accounting
                                               Officer